The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA










February 7, 2006

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares evidenced
by the American Depositary Receipts
each representing Ten Ordinary Shares
of Regenera Limited
 (Form F-6 File No. 333-121714)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name to Advanced Ocular Systems Ltd of ten
(10) ordinary shares represented by one
American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for Regenera Limited.

The Prospectus has been revised to reflect the new name from Regenera Limited to Advanced Ocular Systems Ltd.

 EFFECTIVE January 19, 2006, THE
COMPANYS NAME HAS CHANGED FROM
REGENERA LIMITED TO ADVANCED
OCULAR SYSTEMS LTD.

Please contact me with any questions or
comments at 212 815-5009.


Thomas DiVivo
Vice President
The Bank of New York - ADR Division


Encl.CC: Paul Dudek, Esq. (Office of
International Corporate Finance)